Exhibit 99.1

Privia Health Reports Third Quarter 2022 Financial Results

–Results and outlook reflect strong year-to-date performance and business momentum
–Implemented Providers +27.2% compared to 3Q’21
–Practice Collections +52.4% compared to 3Q’21
–Shared savings of ~$100 million achieved through Medicare Shared Savings Program in 2021
–New market entries announced with health systems in North Carolina and Ohio

ARLINGTON, VA – November 10, 2022 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the third quarter and nine month periods ended September 30, 2022.
Third Quarter
Total revenue for the third quarter of 2022 was $342.9 million, compared to total revenue of $251.5 million for the prior year third quarter (+36.3%). Operating loss for the third quarter of 2022 was $(4.6) million, compared to operating loss of $(12.8) million for the prior year third quarter. Net income for the third quarter of 2022 was $1.6 million, or $0.01 per share, compared to net loss of $(9.1) million, or $(0.09) per share, for the third quarter of 2021.
Net income for the third quarter of 2022 included $14.8 million in non-cash stock compensation expense and $4.2 million in legal and other expenses. Net loss for the third quarter of 2021 included $25.8 million in non-cash stock compensation expense and $0.4 million of one-time legal and other expenses related to the Company’s initial public offering (IPO) completed on May 3, 2021. Excluding these non-cash or non-recurring and other expenses, non-GAAP adjusted net income was $16.7 million, or $0.13 per diluted share, for the third quarter of 2022, compared to $15.0 million, or $0.13 per diluted share, for the prior year third quarter (+10.9%).
Reconciliation of net income (loss) to adjusted net income, as well as other non-GAAP reconciliations, are presented in tables near the end of this press release.
Key operating and non-GAAP financial metrics include:
•Implemented Providers for the third quarter of 2022 were 3,595, compared to 2,826 at the end of the third quarter of 2021 (+27.2%).
•Value-Based Care Attributed Lives for the third quarter of 2022 were approximately 846,000, compared to 760,000 at the end of the third quarter of 2021 (+11.3%).
•Practice Collections for the third quarter of 2022 were $611.9 million, compared to $401.5 million for the same period in 2021 (+52.4%).
•Care Margin for the third quarter of 2022 was $77.7 million, compared to $61.5 million for the same period in 2021 (+26.4%).
•Platform Contribution for the third quarter of 2022 was $37.0 million, compared to $31.1 million for the same period in 2021 (+18.9%).
•Adjusted EBITDA for the third quarter of 2022 was $15.7 million, compared to $13.9 million for the same period in 2021 (+12.9%).
“Privia Health’s highly aligned provider partnership model continued to gain market momentum in the third quarter, with implemented provider growth of +27.2% from a year ago” said Shawn Morris, Chief Executive Officer, Privia Health. “This converted into another strong quarter of growth in Q3, with practice collections increasing 52.4%, care margin up 26.4% and adjusted EBITDA growing 12.9% when compared to the third quarter last year.

“We were thrilled with our ACOs’ 2021 performance in the Medicare Shared Savings Program, and extremely proud that our physician and provider partners continue to put patients first,” Morris added. “In addition, we continue to extend our market reach with our recently announced health system partnerships with Novant Health in North Carolina and OhioHealth in Ohio. These will significantly increase our opportunity to add independent provider partners, positively impact care delivery and drive future growth through our capital-efficient operating model.”
Nine Months
Total revenue was $992.2 million for the nine months ended September 30, 2022, an increase from $690.9 million for the same period in 2021 (+43.6%). Operating loss for the first nine months of 2022 was $(21.4) million, compared to operating loss of $(198.1) million for the same period in the prior year 2021.
Net loss for the first nine months of 2022 was $(26.4) million, or $(0.24) per diluted share, compared to net loss of $(176.3) million, or $(1.74) per diluted share, for the same period in 2021. Excluding non-cash or non-recurring and other expenses, non-GAAP adjusted net income for the first nine months of 2022 was $47.6 million, or $0.39 per diluted share, compared to non-GAAP adjusted net income of $34.6 million, or $0.31 per diluted share, for the first nine months of 2021 (+37.6%).
Key operating and non-GAAP financial metrics include:
•Practice Collections for the first nine months of 2022 were $1.79 billion, compared to $1.11 billion for the same period in the prior year (+60.8%).
•Care Margin was $225.6 million, compared to $169.8 million for the nine months ended in September 30, 2021 (+32.9%).
•Platform Contribution for the first nine months of 2022 was $109.5 million, compared to $79.8 million for the same period in the prior year (+37.2%).
•Adjusted EBITDA was $46.6 million, compared to $33.9 million for the nine months ended in September 30, 2021 (+37.6%).
New Health System Partnerships
On November 3, 2022, the Company announced a joint venture and strategic partnership with Novant Health Enterprises, a division of Novant Health, to launch Privia Medical Group – North Carolina for independent providers throughout North Carolina. This partnership is expected to provide resources for community physicians and provider groups throughout the state, and support their transition to value-based care through a clinically integrated network model.
This follows the September 7, 2022 announcement that Privia Health and OhioHealth entered into a non-binding memorandum of understanding to form a strategic partnership and launch a medical group for independent providers throughout the state of Ohio. The partnership is subject to the negotiation and execution of definitive agreements by both parties.
These partnerships, along with HealthFirst in Florida, demonstrate Privia Health’s ability to replicate its operating model with health systems in uniquely differentiated geographies as the Company executes on its vision to build scaled provider networks nationwide. Providers joining the new medical groups in North Carolina and Ohio will have access to the Privia Platform, including a breadth of interoperable solutions and population health expertise to reduce administrative burden, enable care insights and collaboration.
Medicare Shared Savings Program Performance
On August 30, 2022, Privia Health announced that its Accountable Care Organizations (ACOs) achieved shared savings of $99.9 million through the Medicare Shared Savings Program (MSSP). The Company’s

ACOs, collectively the Privia Quality Network, include physicians and advanced practitioners in Georgia, Maryland, Texas, Virginia and Washington, DC, who provided cost-efficient, high-quality care to 112,800 Medicare beneficiaries in 2021.
Across the Privia Quality Network, the ACOs lowered inpatient and outpatient facility spend as well as emergency room utilization, among other positive performance metrics, when compared to the median MSSP ACO and total fee-for-service Medicare. Since 2014, the Company’s ACOs have realized total shared savings across government programs and commercial payers of more than $740 million, including over $380 million through participation in the MSSP.
Capital Resources
The Company's balance sheet at September 30, 2022, included no debt and cash and cash equivalents of $316.9 million. This does not include $62.8 million in cash received on October 11, 2022 from the Centers for Medicare and Medicaid Services as payment for Privia Health’s portion of the shared savings generated in the 2021 performance year of the MSSP. At December 31, 2021, the Company’s balance sheet included $320.6 million of cash and cash equivalents and outstanding bank debt of $33.3 million.
Financial and Business Outlook a b c
Privia Health updated its full-year 2022 guidance, as follows:

	FY 2021	Initial FY 2022 Guidance at 3.22.22 [a]		Current FY 2022 Guidance 11.10.22
($ in millions)	Actual	Low	High	Low	High
Implemented Providers	3,317	3,625	3,725	3,660	3,680
Attributed Lives	786,000	860,000	890,000	850,000	860,000
Practice Collections	$1,626.1	$2,050	$2,200	$2,325	$2,400
GAAP Revenue	$966.2	$1,225	$1,300	$1,300	$1,335
Care Margin	$238.4	$280	$295	$295	$305
Platform Contribution	$107.6	$130	$135	$142	$146
Adjusted EBITDA	$41.4	$52	$56	$59	$61
•Capital expenditures are expected to be less than $1 million in full-year 2022
•Adjusted EBITDA guidance includes new market start-up costs
•90%+ of Adjusted EBITDA expected to convert to free cash flow in FY 2022
a.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
b.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
c.Any slight variations in totals due to rounding.

Webcast and Conference Call Information
The Company will host a conference call on November 10, 2022, at 8:30 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please go to https://register.vevent.com/register/BIc052f87a7cd04dca80a63f5faec78e46 to pre-register and obtain your dial-in number and passcode.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
In the quarter ended September 30, 2022, we changed the definition of Adjusted EBITDA to exclude employer taxes on equity vesting/exercise. In prior periods, this amount was considered de minimis and the Adjusted EBITDA amounts were not adjusted. Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise. The presentation of Adjusted EBITDA and Adjusted Net Income for the three and nine months ended September 30, 2021 have been recast to conform to the current presentation.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2022. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in “Risk Factors” in the Company’s Form 10-K dated and filed with the SEC on March 25, 2022, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations (a)
Unaudited
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$342,899	$251,524	$992,236	$690,887

Operating expenses:
Provider expense	265,174	190,055	766,672	521,105
Cost of platform	43,839	35,314	127,495	131,007
Sales and marketing	5,088	4,588	14,568	18,950
General and administrative	32,219	33,910	101,436	216,563
Depreciation and amortization	1,153	466	3,436	1,351
Total operating expenses	347,473	264,333	1,013,607	888,976
Operating loss	(4,574)	(12,809)	(21,371)	(198,089)
Interest (income) expense, net	(285)	292	610	885
Loss before (benefit from) provision for income taxes	(4,289)	(13,101)	(21,981)	(198,974)
(Benefit from) provision for income taxes	(4,845)	(2,210)	6,931	(20,214)
Net income (loss)	556	(10,891)	(28,912)	(178,760)
Less: loss attributable to non-controlling interests	(1,068)	(1,776)	(2,551)	(2,509)
Net income (loss) attributable to Privia Health Group, Inc.	$1,624	$(9,115)	$(26,361)	$(176,251)
Net income (loss) per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$0.01	$(0.09)	$(0.24)	$(1.74)
Weighted average common shares outstanding – basic	111,592,834	105,896,622	109,458,855	101,576,775
Weighted average common shares outstanding – diluted	124,845,602	105,896,622	109,458,855	101,576,775

(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets (a)
(in thousands)

	September 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$316,896	$320,577
Accounts receivable	246,348	117,402
Prepaid expenses and other current assets	16,402	8,697
Total current assets	579,646	446,676
Non-current assets:
Property and equipment, net	3,663	4,502
Right-of-use asset	8,526	9,634
Intangible assets, net	58,229	59,738
Goodwill	126,938	127,938
Deferred tax asset	26,811	33,364
Other non-current assets	3,973	4,521
Total non-current assets	228,140	239,697
Total assets	$807,786	$686,373

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$47,253	$45,985
Provider liability	254,278	140,708
Current portion of note payable	—	875
Operating lease liabilities, current	2,998	2,893
Total current liabilities	304,529	190,461
Non-current liabilities:
Note payable, net of current portion	—	31,688
Operating lease liabilities, non-current	9,188	11,043
Other non-current liabilities	3,000	3,000
Total non-current liabilities	12,188	45,731
Total liabilities	316,717	236,192
Commitments and contingencies
Stockholders’ equity:
Common stock	1,139	1,078
Additional paid-in capital	703,516	633,902
Accumulated deficit	(234,469)	(208,108)
Total Privia Health Group, Inc. stockholders’ equity	470,186	426,872
Non-controlling interest	20,883	23,309
Total stockholders’ equity	491,069	450,181
Total liabilities and stockholders’ equity	$807,786	$686,373

(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows (a)
unaudited
(in thousands)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(28,912)	$(178,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	927	869
Amortization of intangibles	2,509	482
Amortization of debt issuance costs	687	120
Stock-based compensation	58,184	228,461
Deferred tax expense	6,553	(20,421)
Changes in asset and liabilities:
Accounts receivable	(128,946)	734
Prepaid expenses and other current assets	1,657	(2,595)
Other non-current assets and right-of-use asset	(7,705)	(4,286)
Accounts payable and accrued expenses	1,268	(176)
Provider liability	113,570	38,185
Operating lease liabilities	(1,750)	10,027
Other long-term liabilities	—	(5,262)
Net cash provided by operating activities	18,042	67,378
Cash from investing activities
Purchases of property and equipment	(89)	(396)
Net cash used in investing activities	(89)	(396)
Cash flows from financing activities
Proceeds from initial public offering	—	223,686
Payments of underwriting fees, net of discounts and offering costs	—	(12,691)
Repayment of note payable	(33,250)	(656)
Proceeds from exercised stock options	11,491	648
Proceeds from non-controlling interest	125	—
Debt issuance costs	—	(490)
Net cash (used in) provided by financing activities	(21,634)	210,497
Net (decrease) increase in cash and cash equivalents	(3,681)	277,479
Cash and cash equivalents at beginning of period	320,577	84,633
Cash and cash equivalents at end of period	$316,896	$362,112

Supplemental disclosure of cash flow information:
Interest paid	$680	$855
Income taxes paid	$266	$451

(a) Any slight variations in totals are due to rounding.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in millions)	2022	2021	2022	2021

Implemented Providers (as of end of period) (1)	3,595	2,826	3,595	2,826
Attributed Lives (as of end of period) (2)	846,000	760,000	846,000	760,000
Practice Collections (3)	$611.9	$401.5	$1,789.2	$1,112.8

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2022	2021	2022	2021

Care Margin	$77,725	$61,469	$225,564	$169,782
Platform Contribution	36,981	31,102	109,451	79,762
Platform Contribution Margin	47.6%	50.6%	48.5%	47.0%
Adjusted EBITDA	15,650	13,867	46,587	33,851
Adjusted EBITDA Margin	20.1%	22.6%	20.7%	19.9%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense, (ii) cost of platform, and (iii) stock-based compensation expense included in the cost of platform.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, (benefit from) provision for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Operating Loss to Care Margin(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Operating loss	$(4,574)	$(12,809)	$(21,371)	$(198,089)
Depreciation and amortization	1,153	466	3,436	1,351
General and administrative	32,219	33,910	101,436	216,563
Sales and marketing	5,088	4,588	14,568	18,950
Cost of platform	43,839	35,314	127,495	131,007
Care margin	$77,725	$61,469	$225,564	$169,782
(a) Any slight variations in totals are due to rounding.
Reconciliation of Operating Loss to Platform Contribution(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Operating loss	$(4,574)	$(12,809)	$(21,371)	$(198,089)
Depreciation and amortization	1,153	466	3,436	1,351
General and administrative	32,219	33,910	101,436	216,563
Sales and marketing	5,088	4,588	14,568	18,950
Stock-based compensation(5)	3,095	4,947	11,382	40,987
Platform contribution	$36,981	$31,102	$109,451	$79,762
(a) Slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Income (Loss) to Adjusted EBITDA(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Net income (loss)	$1,624	$(9,115)	$(26,361)	$(176,251)
Net loss attributable to non-controlling interests	(1,068)	(1776)	(2,551)	(2,509)
(Benefit from) provision for income taxes	(4,845)	(2,210)	6,931	(20,214)
Interest (income) expense	(285)	292	610	885
Depreciation and amortization	1,153	466	3,436	1,351
Stock-based compensation	14,833	25,800	58,184	228,461
Other expenses(6)	4,238	410	6,338	2,128
Adjusted EBITDA	$15,650	$13,867	$46,587	$33,851

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs. Employer taxes on equity vesting/exercises of $2.2 million and $2.8 million were recorded for the three and nine months ended September 30, 2022, respectively.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Net income (loss)	$1,624	$(9,115)	$(26,361)	$(176,251)
Stock-based compensation	14,833	25,800	58,184	228,461
Intangible amortization expense	842	162	2,509	482
(Benefit from) provision for income tax	(4,845)	(2,210)	6,931	(20,214)
Other expenses	4,238	410	6,338	2,128
Adjusted net income attributable to Privia Health Group, Inc.	$16,692	$15,047	$47,601	$34,606
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.15	$0.14	$0.43	$0.34
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.13	$0.13	$0.39	$0.31
Weighted average common shares outstanding – basic	111,592,834	105,896,622	109,458,855	101,576,775
Weighted average common shares outstanding – diluted	124,845,602	120,234,286	122,741,319	112,702,730
(a) Any slight variations in totals due to rounding.